John Hancock Funds II

AMENDED AND RESTATED ADVISORY AGREEMENT

     Advisory Agreement dated April 28, 2008, between John Hancock Funds II, a Massachusetts business trust (the "Trust"), and John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF ADVISER

     The Trust hereby appoints the Adviser, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment adviser for each of the funds of the Trust specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Trust from time to time (the "Funds"). The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Adviser.

2. DUTIES OF THE ADVISER

a.	Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Adviser will at its own expense, except as noted below, select and contract with investment subadvisers ("Subadvisers") to manage the investments and determine the composition of the assets of the Funds; provided, that any contract with a Subadviser (a "Subadvisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended (the "1940 Act"), except for such exemptions therefrom as may be granted to the Trust or the Adviser. Subject always to the direction and control of the Trustees of the Trust, the Adviser will monitor compliance of each Subadviser with the investment objectives and related investment policies, as set forth in the Trust's registration statement with the Securities and Exchange Commission, of any Fund or Funds under the management of such Subadviser, and review and report to the Trustees of the Trust on the performance of such Subadviser.

b.	The Adviser shall furnish to the Trust the following:

	i.	Office and Other Facilities. - The Adviser shall furnish to the Trust office space in the offices of the Adviser or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

	ii.	Trustees and Officers. - The Adviser agrees to permit individuals who are directors, officers or employees of the Adviser to serve (if duly elected or appointed ) as Trustees or President of the Trust without remuneration from or other cost to the Trust.

iii.	Other Personnel. The Adviser shall furnish to the Trust, at the Trust’s expense, any other personnel necessary for the operations of the Trust. The Adviser shall not, however, furnish to the Trust personnel for the performance of functions (a) related to and to be performed under the Trust contract for custodial, bookkeeping, transfer and dividend disbursing agency services by the bank or other financial institution selected to perform such services and (b) related to the investment subadvisory services to be provided by any Subadviser pursuant to a Subadvisory Agreement.

iv.	Liaisons with Agents. The Adviser, at its own expense, shall maintain liaisons with the various agents and other persons employed by the Trust (including the Trust's transfer agent, custodian, independent accountants and legal counsel) and assist in the coordination of their activities on behalf of the Trust. Fees and expenses of such agents and other persons will be paid by the Trust.

v.	Reports to Trust. The Adviser shall furnish to, or place at the disposal of, the Trust such information, reports, valuations, analyses and opinions as the Trust may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Trust, provided that the expenses associated with any such materials furnished by the Adviser at the request of the Trust shall be borne by the Trust.

c.	In addition to negotiating and contracting with Subadvisers as set forth in section (2) (a) of this Agreement and providing facilities, personnel and services as set forth in section (2) (b), the Adviser will pay the compensation of the President and Trustees of the Trust who are also directors, officers or employees of the Adviser or its affiliates.

d.	With respect to any one or more of the Funds named in Appendix A, the Adviser may elect to manage the investments and determine the composition of the assets of the Funds, subject to the approval of the Trustees of the Trust. In the event of such election, the Adviser, subject always to the direction and control of the Trustees of the Trust, will manage the investments and determine the composition of the assets of the Funds in accordance with the Trust’s registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Funds, the Adviser:

i.	will obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Funds or are under consideration for inclusion in the Funds;

ii.	will formulate and implement a continuous investment program for each Fund consistent with the investment objectives and related investment policies for each such Fund as described in the Trust's registration statement, as amended;

iii.	will take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

iv.	will regularly report to the Trustees of the Trust with respect to the implementation of these investment programs;

v.	will provide assistance to the Trust’s Custodian regarding the fair value of securities held by the Funds for which market quotations are not readily available;

vi.	will furnish, at its expense, (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Funds (excluding determination of net asset value and shareholder accounting services);

vii.	will select brokers and dealers to effect all transactions subject to the following conditions: the Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable; the Adviser is directed at all times to seek to execute brokerage transactions for the Funds in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended; the Adviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Adviser’s overall responsibilities with respect to accounts managed by the Adviser; and the Adviser may use for the benefit of its other clients, or make available to companies affiliated with the Adviser for the benefit of such companies or their clients, any such brokerage and research services that the Adviser obtains from brokers or dealers;

viii.	to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, on occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients;

ix.	will maintain all accounts, books and records with respect to the Funds as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the rules thereunder; and

x.	will vote all proxies received in connection with securities held by the Funds.

3. EXPENSES ASSUMED BY THE TRUST

     The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser, as provided in this Agreement, or by a Subadviser, as provided in a Subadvisory Agreement. Without limiting the generality of the foregoing, in addition to certain expenses described in section 2 above, the Trust shall pay or arrange for the payment of the following:

a.	Edgarization, Printing and Mailing. Costs of edgarization, printing and mailing (i) all registration statements (including all amendments thereto) and prospectuses/statements of additional information (including all supplements thereto), all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, (ii) all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and (iii) all tax returns;

b.	Compensation of Officers and Trustees. Compensation of the officers and Trustees of the Trust (other than persons serving as President or Trustee of the Trust who are also directors, officers or employees of the Adviser or its affiliates);

c.	Registration and Filing Fees. Registration, filing, blue-sky and other fees in connection with requirements of regulatory authorities, including, without limitation, all fees and expenses of registering and maintaining the registration of the Trust under the 1940 Act and the registration of the Trust’s shares under the Securities Act of 1933, as amended;

d.	Custodial Services. The charges and expenses of the custodian appointed by the Trust for custodial services;

e.	Accounting Fees. the charges and expenses of the independent accountants retained by the Trust;

f.	Transfer, Bookkeeping and Dividend Disbursing Agents. The charges and expenses of any transfer, bookkeeping and dividend disbursing agents appointed by the Trust;

g.	Commissions. Broker's commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

h.	Taxes. Taxes and corporate fees payable by the Trust to federal, state or other governmental agencies and the expenses incurred in the preparation of all tax returns;

i.	Stock Certificates. The cost of stock certificates, if any, representing shares of the Trust;

j.	Legal Services. Legal services and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with regulatory authorities;

k.	Membership Dues. Association membership dues;

l.	Insurance Premiums. Insurance premiums for fidelity, errors and omissions, directors and officers and other coverage;

m.	Shareholders and Trustees Meetings. Expenses of shareholders and Trustees meetings;

n.	Pricing. Pricing of the Trust Funds and shares, including the cost of any equipment or services used for obtaining price quotations and valuing Trust portfolio investments;

p.	Interest. Interest on borrowings;

q.	Communication Equipment. All charges for equipment or services used for communication between the Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust; and

r.	Nonrecurring and Extraordinary Expense. Such nonrecurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust is, or is threatened to be made, a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its Trustees, officers, agents and shareholders.

4. COMPENSATION OF ADVISER

     The Trust will pay the Adviser with respect to each Fund the compensation specified in Appendix A to this Agreement.

5. NON-EXCLUSIVITY

     The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.

6. SUPPLEMENTAL ARRANGEMENTS

     The Adviser may enter into arrangements with other persons affiliated with the Adviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Adviser.

7. CONFLICTS OF INTEREST

     It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Adviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust or the organizational documents of the Adviser or by specific provision of applicable law.

8. REGULATION

     The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9. DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective on the later of: (i) its execution and (ii) the date of the meeting of the shareholders of the Trust, at which meeting this Agreement is approved by the vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Funds. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

     If the shareholders of any Fund fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a different adviser or other definitive action; provided, that the compensation received by the Adviser in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Adviser, or by the Adviser on sixty days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its “assignment” (as defined in the 1940 Act).

10. PROVISION OF CERTAIN INFORMATION BY ADVISER

     The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

a.	the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b.	the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c.	the chief executive officer or managing member of the Adviser or the portfolio manager of any Fund changes.

11. AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

12.	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties.

13.	HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14. NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

15. SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16. GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the 1940 Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

17. NAME OF THE TRUST AND FUNDS

     The Trust, on behalf of itself and with respect to any Fund, may use the name “John Hancock” or any name or names derived from or similar to the names “John Hancock Investment Management Services, LLC,” “John Hancock Life Insurance Company” or “John Hancock Financial Services, Inc.” only for so long as this Agreement remains in effect as to the Trust or the particular Fund. At such time as this Agreement shall no longer be in effect as to the Trust or a particular Fund, the Trust or the particular Fund, as the case may be, will (to the extent it lawfully can) cease to use such a name or any other name indicating that the Trust or the particular Fund is advised by or otherwise connected with the Adviser. The Trust acknowledges that it has adopted the name John Hancock Funds II through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name “John Hancock” or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

18. LIMITATION OF LIABILITY UNDER THE DECLARATION OF TRUST

     The Declaration of Trust establishing the Trust, dated June 28, 2005, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons should shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

19. LIABILITY OF THE ADVISER

     In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Trust, or to any shareholder for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of a Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK FUNDS II

By:	/s/ Keith F. Hartstein
Keith F. Harstein
President & Chief Executive

Officer

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By: /s/Bruce R. Speca Bruce R. Speca Executive Vice President

* * * *

APPENDIX A

ADVISORY FEE SCHEDULES

     The Adviser shall serve as investment adviser for the Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets
Include the Net Assets of
the following funds in
addition to the
Trust Portfolio	Trust Portfolio-------------- Advisory Fee of the Trust Portfolio-----

	-----------------------	-------------------------------------

Absolute Return	Absolute Return Trust	See below
Portfolio	(JHT)

Active Bond Fund	Active Bond Trust (JHT)	0.600% — at all asset levels.

All Cap Core Fund	All Cap Core Trust (JHT)	0.800% — first $500 million; and
0.750% — excess over $500 million.

All Cap Growth Fund	All Cap Growth Trust	0.850% — first $500 million;
	(JHT)	0.825% — between $500 million and $1
billion; and 0.800% — excess over $1
billion.

All Cap Value Fund	All Cap Value Trust (JHT)	0.850% — first $250 million; 0.800% —
next $250 million; and 0.750% —
excess over $500 million.

Blue Chip Growth Fund	Blue Chip Growth Trust	0.825% — first $1 billion; and
	(JHT)	0.800% — excess over $1 billion.
$2,923,821,530

Capital Appreciation	Capital Appreciation Trust	0.850% — first $300 million; 0.800% —
Fund	(JHT)	between $300 million and $500 million;
0.700% — between $500 million and $1
billion; and 0.670% — excess over $1
billion.

Classic Value Fund	Classic Value Trust (JHT)	0.800% — at all asset levels.

Core Bond Fund	Core Bond Trust (JHT)	0.690% — first $200 million; 0.640% —
next $200 million; and 0.570% —
excess over $400 million.

Core Equity Fund	Core Equity Trust (JHT)	0.850% — first $350 million; and
0.750% — excess over $350 million.

Dynamic Growth Fund	Dynamic Growth Trust	0.900% — first $250 million; 0.850% —

	(JHT)	next $250 million; 0.825% — next $250
million; and 0.800% — excess over $1
billion.

Emerging Growth Fund	Emerging Growth Trust	0.800% — at all asset levels.
(JHT)

Emerging Markets Value Emerging Markets Value		1.00% — first $100 million; 0.950% -
Fund	Trust (JHT)	excess over $100 million.

Emerging Small	Emerging Small Company	0.970% — first $500 million; and
Company Fund(5)	Trust (JHT)	0.900% — excess over $500 million.

Equity-Income Fund	Equity-Income Trust (JHT)	0.825% — first $1 billion; and
0.800% — excess over $1 billion.

Financial Services Fund	Financial Services Trust	0.850% — first $50 million; 0.800% —
	(JHT)	next $450 million; and 0.750% —
excess over $500 million.

Floating Rate Income	Floating Rate Income Trust 0.700% ----- all asset levels
Fund	(JHT)

Fundamental Value Fund Fundamental Value Trust		0.850% — first $50 million; 0.800% —
	(JHT)	next $450 million; and 0.750% —
excess over $500 million.

Global Allocation Fund	Global Allocation Trust	0.850% — first $500 million; and
	(JHT)	0.800% — excess over $500 million.
Core Allocation Plus	Global Asset Allocation	0.915% ---- first $500 million; and
Trust (	Trust	0.865% ---- excess over $500 million
(JHT)

Global Fund	Global Trust	JHT and JHF II:

	Global Fund (JHF III)	0.850% — first $1 billion; and
0.800% — excess over $1 billion.
(Aggregate Net Assets include the net
assets of the Global Trust, a series of
JHT, the Global Fund, a series of JFH II,
the International Value Fund, a series of
JHF II and the International Value Trust,
a series of JHT).

JHF III:

0.900% — first $200 million; 0.875% —
next $800 million; and 0.860% —
excess over $1 billion. (Aggregate Net
Assets include the net assets of the
Global Fund, a series of JHF III, only).

Global Bond Fund	Global Bond Trust (JHT)	0.700% — at all asset levels.

Global Real Estate Fund	Global Real Estate Trust	0.950% — first $500 million; 0.925% —
	(JHT)	next $250 million; and 0.900% —
excess over $750 million.

Growth Opportunities	Growth Opportunities Trust	0.800% — first $500 million; 0.780% —
Fund	(JHT)	next $500 million; 0.770% — next
$1.5 billion; and 0.760% — excess over
$2.5 billion.

	Growth Opportunities Fund	(Aggregate Net Assets include the net
	(JHF III)	assets of Growth Opportunities Fund, a
series of JHF II, the Growth
Opportunities Trust, a series of JHT, and
the Growth Opportunities Fund, a series
of JHF III).

Health Sciences Fund	Health Sciences Trust (JHT) 1.050% — first $500 million; and
1.000% — excess over $500 million.

High Income Fund	High Income Trust (JHT)	0.725% — first $150 million; 0.675% —
between $150 million and $500 million;
0.650% — between $500 million and
$2.5 billion; and 0.600% — excess over
$2.5 billion.

High Yield Fund	High Yield Trust (JHT)	0.700% — first $500 million; and
0.650% — excess over $500 million.

Income Fund	Income Trust (JHT)	1.075% — first $50 million; 0.915% —
between $50 million and $200 million;
0.825% — between $200 million and
$500 million; 0.800% — excess over
$500 million.

(Aggregate Net Assets include the net
assets of the Income Fund, a series of
JHF II, the Income Trust, a series of JHT,
the International Value Fund, a series of
JHF II, the International Value Trust, a
series of JHT, the International Small
Cap Trust, a series of JHT, the
International Small Cap Fund, a series of

JHF II, the Global Trust, a series of JHT,
the Global Fund, a series of JHF II and
the Mutual Shares Trust, a series of JHT,
the Mutual Shares Fund, a series of JHF
II)

Index 500 Fund	Index 500 Trust (JHT)	Index 500 Trust and Index 500 Fund

	500 Index Trust B (JHT)	0.470% — first $500 million; and
0.460% — excess over $500 million
(Aggregate Net Assets include the net
assets of the Index 500 Fund, a series of
JHF II, and the 500 Index Trust, a series
of JHT)

Index 500 Trust B

0.470% — first $500 million; and
0.460% — excess over $500 million

(Aggregate Net Assets include only the
net assets of the Index 500 Trust B)

International Equity	International Equity Index	0.550% — first $100 million; and
Index Fund	Trust A (JHT)	0.530% — excess over $100 million.

(Aggregate Net Assets include the net
	International Equity Index	assets of the International Equity Fund, a
	Trust B	series of JHF II, and the International
Equity Trust A, a series of JHT)

International	International Opportunities	0.900% — first $750 million; 0.850% —
Opportunities Fund	Trust (JHT)	between $750 million and $1.5 billion;
and 0.800% — excess over $1.5 billion.
(Aggregate Net Assets include the net
assets of the International Opportunity
Fund, a series of JHF II, and the
International Opportunity Trust, a series
of JHT)

International Small Cap	International Small Cap	1.050% — first $200 million; 0.950% —
Fund	Trust (JHT)	next $300 million; and 0.850% —
excess over $500 million.

International Small	International Small	1.000% — first $100 million; and
Company Fund	Company Trust (JHT)	0.950% — excess over $100 million.

International Value Fund	International Value Trust	0.950% — first $200 million; 0.850% —
	(JHT)	next $300 million; and 0.800% —

excess over $500 million.
(Aggregate Net Assets include the net
assets of the International Value Trust
and the Global Trust, series of JHT, and
the International Value Fund and the
Global Fund, series of JHF II.

Investment Quality Bond Investment Quality Bond		0.600% — first $500 million; and
Fund	Trust (JHT)	0.550% — excess over $500 million.

Large Cap Fund	Large Cap Trust (JHT)	0.780% — first $250 million; 0.730% —
next $250 million; 0.680% — next $250
million; and 0.650% — excess over $750
million.

Large Cap Value Fund	Large Cap Value Trust	0.825% — first $500 million; 0.800% —
	(JHT)	next $500 million; 0.775% — next $500
million; 0.720% — next $500 million;
and 0.700% — excess over $2 billion.

Lifecycle 2010 Portfolio	Lifecycle Trusts (JHT)	See below
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement
Portfolio
(collectively, the
“Lifecycle
Portfolios”)

Lifestyle Aggressive	Lifestyle Aggressive Trust	See below
Portfolio	Lifestyle Balanced Trust
Lifestyle Balanced	Lifestyle Conservative Trust
Portfolio	Lifestyle Growth Trust
Lifestyle Conservative	Lifestyle Moderate Trust
Portfolio	(JHT)
Lifestyle Growth	(collectively, the “Lifestyle
Portfolio	Trusts”)
Lifestyle Moderate	(JHT)
Portfolio
(collectively, the
“Lifestyle
Portfolios”)

Managed Fund	Managed Trust (JHT)	0.690% — at all asset levels.

Mid Cap Index Fund	Mid Cap Index Trust (JHT)	0.490% — first $250 million; 0.480% —
next $250 million; and 0.460% —
excess over $500 million.

Mid Cap Intersection	Mid Cap Intersection Trust	0.875% — first $500 million; 0.850% —
Fund	(JHT)	excess over $500 million.

Mid Cap Stock Fund	Mid Cap Stock Trust (JHT)	0.875% — first $200 million; 0.850% —
next $300 million; and 0.825% —
excess over $500 million.

Mid Cap Value Equity	Mid Cap Value Equity	0.875% — first $250 million; and
Fund	Trust (JHT)	0.850% — next $250 million; 0.825% —
next $500 million; and 0.800% —
excess over $1 billion.

Mid Cap Value Fund	Mid Cap Value Trust (JHT)	0.900% — first $200 million; 0.850% —
next $300 million; and 0.825% —
excess over $500 million.

Money Market Fund	Money Market Trust (JHT)	0.500% — first $500 million; and
0.470% — excess over $500 million.

Mutual Shares Fund	Mutual Shares Trust (JHT)	0.960% — at all asset levels.
(4)

Natural Resources Fund	Natural Resources Trust	1.050% — first $50 million; and
	(JHT)	1.000% — excess over $50 million.

Pacific Rim Fund	Pacific Rim Trust (JHT)	0.800% — first $500 million; and
0.700% — excess over $500 million.

Optimized All Cap Fund	Quantitative All Cap Trust	0.675% — first $2.5 billion; and
(4)	(JHT)	0.650% — excess over $2.5 billion.

Quantitative Mid Cap	Quantitative Mid Cap Trust	0.750% — first $200 million; and
Fund	(JHT)	0.650% — excess over $200 million.

Optimized Value Fund	Quantitative Value Trust	0.700% — first $500 million; 0.650% —
	(JHT)	next $500 million; and 0.600% —
excess over $1 billion.

Real Estate Equity Fund	Real Estate Equity Trust	0.875% — first $250 million; 0.850% —
	(JHT)	next $250 million; and 0.825% —
excess over $500 million.

Real Estate Securities	Real Estate Securities Trust	0.700% — at all asset levels.
Fund	(JHT)

Real Return Bond Fund	Real Return Bond Trust	0.700% — first $1 billion; and
	(JHT)	0.650% — excess over $1 billion.

Science & Technology	Science & Technology	1.050% — first $500 million; and
Fund	Trust (JHT)	1.000% — excess over $500 million.

Short Term Bond Fund	Short-Term Bond Trust	0.600% — first $100 million; 0.575% —
	(JHT)	next $150 million; and 0.550% —
excess over $250 million.

Small Cap Fund	Small Cap Trust (JHT)	0.850% — at all asset levels.

Small Cap Growth Fund	Small Cap Growth Trust	1.100% — first $100 million; and
1.050% — excess over $100 million.

Small Cap Index Fund	Small Cap Index Trust	0.490% — first $250 million; 0.480%
	(JHT)	next $250 million; and 0.460% — excess
over $500 million.

Small Cap Opportunities	Small Cap Opportunities	1.000% — first $500 million; and
Fund	Trust (JHT)	0.950% — excess over $500 million.

Small Cap Value Fund	Small Cap Value Trust	1.100% — first $100 million; and
	(JHT)	1.050% — excess over $100 million.

Small Company Fund	Small Company Trust	1.050% — first $125 million; and
	(JHT)	1.000% — excess over $125 million.

Small Company Growth	Small Company Growth	1.050% — first $250 million; and
Fund	Trust (JHT)	1.000% — excess over $250 million.

(Aggregate Net Assets include the net
assets only of the Small Company
Growth Fund. However, the applicable
rate is 1.000% of all net assets of the
Fund when the aggregate net assets of the
following funds exceed $1 billion: the
Fund, the All Cap Growth Fund and the
Small Company Growth Fund, series of
JHF II, and the All Cap Growth Trust, a
series of JHT.

Small Company Fund	Small Company Trust	1.050% — first $125 million; and
	(JHT)	1.000% — excess over $125 million.

Small Company Value	Small Company Value	1.050% — first $500 million; and
Fund	Trust (JHT)	1.000% — excess over $500 million.

Spectrum Income Fund	Spectrum Income Trust	0.800% — first $250 million; and
	(JHT)	0.725% — excess over $250 million.

Strategic Bond Fund	Strategic Bond Trust (JHT)	0.700% — first $500 million; and
0.650% — excess over $500 million.

Strategic Income Fund	Strategic Income Trust	0.725% — first $500 million; and
	(JHT)	0.650% — excess over $500 million.

Total Bond Market Fund	N/A	0.490% — first $500 million; and
0.470% — excess over $500 million.

Total Return Fund	Total Return Trust (JHT)	See below

Total Stock Market	Total Stock Market Index	0.490% — first $250 million; 0.480% —
Index Fund	Trust (JHT)	next $250 million; and 0.460% —
excess over $500 million.

U.S. Global Leaders	U.S. Global Leaders	0.7125% — first $500 million; and
Growth Fund	Growth Trust (JHT)	0.675% — excess over $500 million.

U.S. Government	U.S. Government Securities	0.620% — first $500 million; and
Securities Fund	Trust (JHT)	0.550% — excess over $500 million.

U.S. High Yield Bond	U.S. High Yield Bond Trust 0.750% — first $200 million; and
Fund	(JHT)	0.720% — excess over $200 million.

U.S. Multi Sector Fund	U.S. Multi Sector Trust	0.780% — first $500 million; 0.760% —
	(JHT)	next $500 million; 0.750% — next $1.5
billion; and 0.740% — excess over $2.5
billion.

Utilities Fund	Utilities Trust (JHT)	0.825% — first $600 million; 0.800% —
next $300 million; 0.775% — next $600
million; and 0.700% — excess over
$1.5 billion.

Value Opportunities	Value Opportunities Trust	0.800% — first $500 million; 0.780% —
Fund	(JHT)	next $500 million; 0.770% — next
$1.5 billion; and 0.760% — excess over
	Value Opportunities Fund	$2.5 billion.

(Aggregate Net Assets include the net
assets of the Value Opportunities Trust, a
series of JHT, and the Value

Opportunities Fund, a series of JHF III).

Value & Restructuring	Value & Restructuring	0.825% — first $500 million; 0.800% —
Fund	Trust (JHT)	next $500 million; and 0.775% —
excess over $1 billion.

Value Fund	Value Trust (JHT)	0.750% — first $200 million; 0.725% —
next $300 million; and 0.650% —
excess over $500 million.

Value Opportunities	Value Opportunities Trust	0.800% — first $500 million; 0.780% —
Fund	(JHT)	next $500 million; 0.770% — next
$1.5 billion; and 0.760% — excess over
	Value Opportunities Fund	$2.5 billion.
(JHF III)
(Aggregate Net Assets include the net
assets of the Value Opportunities Trust, a
series of JHT, the Value Opportunities
Fund, a series of JHF II, and the Value
Opportunities Fund, a series of JHF III.)

Vista Fund	Vista Trust (JHT)	0.900% — first $200 million; 0.850% —
next $200 million; 0.825% — next $600
million; and 0.800% — excess over $1
billion.

Total Return Fund

     The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio

During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%

If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Fund	0.700%

*The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.

PIMCO is not the Subadviser to the Portfolio

If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%

**The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Trust, a series of John Hancock Trust but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Trust. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Absolute Return Portfolio

The Adviser shall serve as investment adviser for the Absolute Return Portfolio.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Absolute Return Portfolio, a fee computed separately for the Absolute Return Portfolio as follows (the “Adviser Fee”).

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of the Absolute Return Portfolio and the Absolute Return Trust, a series of John Hancock Trust, (collectively, the “Absolute Return Funds”) determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the Absolute Return Portfolio.

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Absolute Return Funds

First	Excess over
$500 million	$500 million
0.060%	0.050%

(b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of the Absolute Return Funds determined in accordance with the following schedule, and that rate is applied to the Other Assets of the Absolute Return Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Absolute Return Funds

First	Excess over
$500 million	$500 million
0.510%	0.500%

     The term “Aggregate Net Assets of Absolute Return Funds” in the schedule above includes the net assets of the Absolute Return Portfolio. The term also includes the net assets of the Absolute Return Fund, but only for the period during which the subadviser for the Absolute Return Portfolio also serves as the subadviser for the Absolute Return Trust and only with respect to the net assets of the Absolute Return Trust that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of the Absolute Return Funds and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Absolute Return Portfolio are determined as of the close of business on the previous business day of the Trust and the net assets of the Absolute Return Trust are determined as of the close of business on the previous business day of John Hancock Funds II. Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Absolute Return Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Absolute Return Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Aggregate Net Assets of Absolute Return Funds divided by (ii) Aggregate Net Assets of Absolute Return Funds (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for the Absolute Return Portfolio shall be based on the applicable annual Other Assets fee rate for the Absolute Return Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Absolute Return Funds divided by (ii) Aggregate Net Assets of Absolute Return Funds (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for the Absolute Return Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Absolute Return Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the Absolute Return Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Absolute Return Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the Absolute Return Portfolio shall be the sum of the daily fee on Affiliated Assets and the daily fee on Other Assets,

     If, with respect to the Absolute Return Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Lifestyle Portfolios

The Adviser shall serve as investment adviser for each Portfolio listed below.

Lifestyle Aggressive Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Growth Portfolio Lifestyle Moderate Portfolio (collectively, the “Lifestyle Portfolios”)

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Lifestyle Portfolio, a fee computed separately for each Lifestyle Portfolio as follows (the “Adviser Fee”).

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifestyle Portfolios and all the Lifestyle Trusts of John Hancock Trust (as listed below) determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifestyle Portfolio.

The Lifestyle Trusts of John Hancock Trust are as follows: Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust (the “JHT Lifestyle Trusts”).

The Lifestyle Portfolios and JHT Lifestyle Trusts are collectively referred to as the “Lifestyle Trusts.”

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Lifestyle Trusts

First	Excess over
$7.5 billion	$7.5 billion

0.050%	0.040%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifestyle Trusts determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Lifestyle Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Lifestyle Trusts

First	Excess over
$7.5 billion	$7.5 billion

0.500%	0.490%

     With respect to each Lifestyle Portfolio, the term “Aggregate Net Assets of Lifestyle Trusts” in the schedules above include the net assets of the particular Lifestyle Portfolio. These terms also includes the net assets of each of the other Lifestyle Trusts, but in each case only for the period during which the subadviser for the particular Lifestyle Trust also serves as the subadviser for the other Lifestyle Trusts and only with respect to the net assets of such other Lifestyle Trusts that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Lifestyle Trusts and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Lifestyle Portfolio, the net assets of each Lifestyle Portfolio are determined as of the close of business on the previous day of the Trust and the net assets of the JHT Lifestyle Trusts are determined as of the close of business on the previous day of John Hancock Trust. Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Lifestyle Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Lifestyle Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Lifestyle Trusts divided by (ii) Aggregate Net Assets of Lifestyle Trusts (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for each Lifestyle Portfolio shall be based on the applicable annual Other Assets fee rate for the Lifestyle Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Lifestyle Trusts divided by (ii) Aggregate Net Assets of Lifestyle Trusts (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for each Lifestyle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Lifestyle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for each Lifestyle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Lifestyle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each Lifestyle Portfolio shall be the sum of the daily fee on Affiliated Assets and the daily fee on Other Assets,

     If, with respect to any Lifestyle Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Lifecycle Portfolios

The Adviser shall serve as investment adviser for each Lifecycle Portfolio listed below.

Lifecycle 2010 Portfolio

Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio

Lifecycle 2025 Portfolio

Lifecycle 2030 Portfolio

Lifecycle 2035 Portfolio

Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio

Lifecycle 2050 Portfolio

Lifecycle Retirement Portfolio

(collectively, the “ JHF II Lifecycle Portfolios”)

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each JHF II Lifecycle Portfolio, a fee computed separately for each JHF II Lifecycle Portfolio as follows (the “Adviser Fee”).

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the JHF II Lifecycle Portfolios and all the Lifecycle Trusts of John Hancock Trust (as listed below) determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifecycle Portfolio.

The Lifecycle Trusts of John Hancock Trust are as follows: Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust, Lifecycle 2050 Trust, Lifecycle Retirement Trust (the “JHT Lifecycle Trusts”).

The JHF II Lifecycle Portfolios and the JHT Lifecycle Trusts are collectively referred to as the “Lifecycle Portfolios.”

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Lifecycle Portfolios

First	Excess over
$7.5 billion	$7.5 billion
0.060%	0.050%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifecycle Portfolios determined in accordance with the following schedule, and that rate is applied to the Other Assets of each JHF II Lifecycle Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Lifecycle Portfolios

First	Excess over
$7.5 billion	$7.5 billion
0.510%	0.500%

     With respect to each Lifecycle Portfolio, the term “Aggregate Net Assets of Lifecycle Portfolios” in the schedules above include the net assets of the particular Lifecycle Portfolio. These terms also includes the net assets of each of the other Lifecycle Portfolios, but in each case only for the period during which the subadviser for the particular Lifecycle Portfolio also serves as the subadviser for the other Lifecycle Portfolios and only with respect to the net assets of such other Lifecycle Portfolios that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Lifecycle Portfolios and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each JHF II Lifecycle Portfolio, the net assets of each JHF II Lifecycle Portfolio invested in Affiliated Funds and the net assets of each JHF II Lifecycle Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust and the net assets of the JHT Lifecycle Trusts are determined as of the close of business on the previous business day of John Hancock Trust.

     The fee on Affiliated Fund Assets for each JHF II Lifecycle Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the JHF II Lifecycle Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Lifecycle Portfolios divided by (ii) Aggregate Net Assets of Lifecycle Portfolios (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for each JHF II Lifecycle Portfolio shall be based on the applicable annual Other Assets fee rate for the JHF II Lifecycle Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Lifecycle

Portfolios divided by (ii) Aggregate Net Assets of Lifecycle Portfolios (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for each JHF II Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the JHF II Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for each JHF II Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the JHF II Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each Lifecycle Portfolio shall be the sum of the daily fee on Affiliated Assets and the daily fee on Other Assets,

     If, with respect to any JHF II Lifecycle Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Retirement Distribution Portfolio Retirement Rising Distribution Portfolio

The Adviser shall serve as investment adviser for each Portfolio listed below.

Retirement Distribution Portfolio Retirement Rising Distribution Portfolio (collectively, the “Retirement Portfolios”)

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Retirement Portfolio, a fee computed separately for each Retirement Portfolio as follows (the “Adviser Fee”).

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Retirement Portfolios determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Retirement Portfolio.

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Retirement Portfolios

First	Excess over
$500 million	$500 million

0.060%	0.050%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Retirement Portfolios determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Retirement Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Retirement Portfolios

First	Excess over
$500 million	$500 million

0.510%	0.500%

     With respect to each Retirement Portfolio, the term “Aggregate Net Assets of Retirement Portfolios” in the schedules above include the net assets of the particular Retirement Portfolio. These terms also includes the net assets of each of the other Retirement Portfolios, but in each case only for the period during which the subadviser for the particular Retirement Portfolio also serves as the subadviser for the other Retirement Portfolios and only with respect to the net assets of such other Retirement Portfolios that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Retirement Portfolios and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Retirement Portfolio, the net assets of each Retirement Portfolio invested in Affiliated Funds and the net assets of each Retirement Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Retirement Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Retirement Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Retirement Portfolios divided by (ii) Aggregate Net Assets of Retirement Portfolios (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for each Retirement Portfolio shall be based on the applicable annual Other Assets fee rate for the Retirement Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Retirement Portfolios divided by (ii) Aggregate Net Assets of Retirement Portfolios (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for each Retirement Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Retirement Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for each Retirement Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Retirement Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each Retirement Portfolio shall be the sum of the daily fee on Affiliated Assets and the daily fee on Other Assets,

     If, with respect to any Retirement Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.